Exhibit 10.2

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of this 4th day of December, 2009, (the “Agreement”), by and among Linkage Technologies International Holdings Limited, a company with limited liability organized under the laws of the Cayman Islands (“Linkage”), Messrs. Edward Tian and James Ding (each individually an “AsiaInfo Significant Shareholder” and collectively the “AsiaInfo Significant Shareholders”). All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, Linkage, which owns all of the outstanding share capital of Linkage Technologies Investment Limited, a company with limited liability organized under the laws of the British Virgin Islands (“Linkage BVI”), has agreed to sell all such Linkage BVI shares to AsiaInfo Holdings, Inc., a Delaware corporation (the “Company”), on the terms and conditions set forth in that certain Business Combination Agreement dated as of December 4, 2009 (the “Business Combination Agreement”), by and among the Company, Linkage, and the other parties thereto.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly and mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES

Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other parties hereto that:

(a) such party has the full right, capacity and authority to enter into, deliver and perform this Agreement;

(b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and

(c) the execution, delivery and performance of such party’s obligations under this Agreement will not require such party to obtain the consent, waiver or approval of any Person and will not violate, result in a breach of, or constitute a default under any statute, regulation, agreement, judgment, consent, or decree by which such party is bound.

2. TRANSFER AND VOTING OF SHARES BY ASIAINFO SIGNIFICANT SHAREHOLDERS

(a) Each AsiaInfo Significant Shareholder agrees, with respect to all of the shares of AsiaInfo Common Stock of which such AsiaInfo Significant Shareholder is the record holder (or which such AsiaInfo Significant Shareholder otherwise controls) (together with any additional shares of AsiaInfo Common Stock acquired by such AsiaInfo Significant Shareholder after the date hereof, the “Subject Shares”), that at all times during the period commencing with the execution and delivery of this Agreement and until the Closing Date (or the earlier termination of this Agreement in accordance with its terms) (the “Voting Period”):

(i) such AsiaInfo Significant Shareholder shall not cause or permit any Transfer of any of the Subject Shares to be effected; and

(ii) such AsiaInfo Significant Shareholder shall not deposit, or permit the deposit of, any of Subject Shares in a voting trust, grant any proxy in respect of any of such shares, or enter into any voting agreement or similar arrangement or commitment in contravention of such AsiaInfo Significant Shareholder’s obligations under this Agreement with respect to any of such shares.

For purposes of this Section 2, a Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly sells, grants an option or enters into a forward contract with respect to, pledges or transfers or assigns such security to another Person; provided, however, that a “Transfer” shall not be deemed to include any sales, transfers or assignments in connection with the settlement of any options, forward contracts or pledges entered into by such Person (x) prior to the date hereof or (y) following the date hereof if such Person has retained the right to vote such security in accordance with Sections 2(b) and 3 of this Agreement in connection with such options, forward contracts or pledged shares. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, each AsiaInfo Significant Shareholder may Transfer any or all of the Subject Shares (i) by will, or by operation of law, in which case this Agreement shall bind the transferee, (ii) in connection with estate and charitable planning purposes, including Transfers to relatives, trusts and charitable organizations, or (iii) to any other Person, so long as, in the case of the foregoing clauses (ii) and (iii), the transferee, prior to such Transfer, executes a counterpart of this Agreement (with such modifications as Linkage may reasonably request solely to reflect such Transfer).

(b) At the AsiaInfo Stockholders’ Meeting (including every adjournment or postponement thereof) each AsiaInfo Significant Shareholder covenants and agrees to vote all of such AsiaInfo Significant Shareholder’s Subject Shares in the following manner (or grant proxies that would cause such AsiaInfo Significant Shareholder’s Subject Shares to be voted in the following manner):

(i) in favor of approval of the AsiaInfo Voting Proposal;

(ii) against approval of any proposal made in opposition to, or in competition with, the AsiaInfo Voting Proposal; and

(iii) against any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the AsiaInfo Voting Proposal.

(c) At all times during the Voting Period, each AsiaInfo Significant Shareholder agrees that he, she or it will not, directly or indirectly, through any Representative or otherwise, take any action to solicit, initiate, seek, encourage, respond to or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Linkage) regarding any AsiaInfo Acquisition Proposal. If an AsiaInfo Acquisition Proposal is received by, or such information is requested from, such AsiaInfo Significant Shareholder, such AsiaInfo Significant Shareholder shall promptly notify Linkage of such fact and specify the information requested and the name of the person making such proposal and/or requesting such information.

3. COVENANT TO VOTE

During the Voting Period, each AsiaInfo Significant Shareholder shall appear in person or by proxy at any annual or special meeting of stockholders of the Company for the purpose of obtaining a quorum and shall vote, and cause the voting of, all of his, hers, or its Subject Shares entitled to vote at any such meeting called for the purpose set forth in this Agreement. In addition, during the Voting Period, each AsiaInfo Significant Shareholder shall appear in person or by proxy at any annual or special meeting of stockholders of the Company for the purpose of obtaining a quorum and shall vote, and cause the voting of, all of his, hers, or its Subject Shares entitled to vote upon any other matter submitted to a vote of stockholders of the Company in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement.

4. TERMINATION

This Agreement shall commence upon execution and continue in force and effect until the earlier of the Closing Date and the termination of the Business Combination Agreement. Upon the termination of this Agreement, except as otherwise set forth herein, the restrictions and obligations set forth herein shall terminate and be of no further effect.

5. GENERAL PROVISIONS

(a) Notices. Unless otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement will be in writing and will be given in accordance with the notice provisions of the Business Combination Agreement; provided, that notice shall be given to parties hereto who are not parties to the Business Combination Agreement at the address or facsimile number for such party set forth on the signature page hereto.

(b) Captions and Headings. The captions and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(c) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(d) Entire Agreement. This Agreement, together with the Business Combination Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and no party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

(e) Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law and consistent with the terms of this Agreement.

(f) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York.

(g) Specific Performance. The parties hereto agree that irreparable harm would occur and that there will be no adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any remedies that may be available hereunder or otherwise available at law or in equity upon such nonperformance or breach, Linkage shall have the right to seek injunctive relief to restrain a breach or threatened breach, or otherwise to obtain specific performance, of any provision of this Agreement. For purposes of such injunctive relief or specific performance, the AsiaInfo Significant Shareholders consent to submit to the personal jurisdiction and venue of any U.S. federal or State court located in New York County, in the State of New York, and each of the AsiaInfo Significant Shareholders agrees that it shall not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court.

(h) Action in Stockholder Capacity Only. No AsiaInfo Significant Shareholder makes any agreement or understanding herein as a director or officer of the Company. Each AsiaInfo Significant Shareholder is signing this Agreement solely in such AsiaInfo Significant Shareholder’s capacity as a record holder and beneficial owner, as applicable, of the Subject Shares, and nothing herein shall limit or affect any actions taken in such AsiaInfo Significant Shareholder’s capacity as an officer or director of the Company.

(i) Dispute Resolution. Except with respect to equitable relief as provided for herein, any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to any other party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any party to such dispute with notice to the others.

(1) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three (3) arbitrators. Each opposing party to a dispute shall be entitled to appoint one arbitrator, and the third arbitrator shall be jointly appointed by the disputing parties or, failing such agreement by thirty (30) days after the appointment by each party of its arbitrator, the HKIAC shall appoint the third arbitrator.

(2) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the UNCITRAL Arbitration Rules as administered by the HKIAC at the time of the arbitration.

(3) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of New York and shall not apply any other substantive law.

(4) Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the others in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(5) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party or parties may apply to a court of competent jurisdiction for enforcement of such award.

(6) Any party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(j) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, or upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing.

(k) Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic transmission in .PDF format shall be deemed due execution and delivery for all purposes.

(l) Amendments. Any term of this Agreement may be amended only with the written consent of the parties hereto.

(m) No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other person or entity shall have any right or action under this Agreement.

[Signatures begin on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ASIAINFO SIGNIFICANT SHAREHOLDERS:

/s/ Edward Tian
Edward Tian

Address:

Facsimile:

/s/ James Ding
James Ding

Address:

Facsimile:

[ASIAINFO SIGNIFICANT SHAREHOLDERS SIGNATURE PAGE

TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LINKAGE TECHNOLOGIES INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Libin Sun
For and on behalf of Linkage Technologies International Holdings Limited
Name:	Libin Sun
Title:	Chairman and Chief Executive Officer

[LINKAGE SIGNATURE PAGE TO VOTING AGREEMENT]